UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024 (August 29, 2024)

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	90-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On September 4, 2034, SHF Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the United States Securities and Exchange Commission. The sole purpose of this Amendment No. 1 (the “Amendment”) to the Original 8-K is to refurnish Exhibit 10.2, that certain Amendment to Employment Agreement dated August 1, 2024, by and between the Company and Sundie Seefried, which contained an inadvertent typographical error in its Exhibit A that listed Ms. Seefried to be eligible to earn 1.35% multiplied by a formula relating to the Company’s income. As noted elsewhere in Exhibit A (and in the refurnished version of Exhibit 10.2 hereto), the correct calculation would multiply 1.15% by the same formula relating to the Company’s income. No other items of the Original 8-K are being amended and this Amendment does not reflect any events occurring after the filing of the Original 8-K. Further information about the contents of the Amendment to Employment Agreement dated August 1, 2024, by and between the Company and Sundie Seefried, are set forth in Item 5.02, below.

Item 1.01. Entry into a Material Definitive Agreement.

The description of the amended executive employment agreement set forth below in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 29, 2024, the Company entered into an amended employment agreement with Sundie Seefried, the Company’s Chief Executive Officer and a member of the Company’s board of directors. The amended agreement restructured Ms. Seefried’s compensation to better align with the Company’s revenue performance, and facilitated business continuity by further staggering executive officer contract expirations.

Original Employment Agreement

As further described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”), on February 11, 2022, concurrently with entering into that certain Unit Purchase Agreement by and among the Company, 5AK, LLC, SHF, LLC d/b/a Safe Harbor Financial, SHF Holding Co., LLC, and Partner Colorado Credit Union, the Company entered into an Executive Employment Agreement with Ms. Seefried, which became effective upon the closing of the business combination contemplated by the aforementioned Unit Purchase Agreement on September 28, 2022.

A summary of Ms. Seefried’s executive employment agreement can be found in Amendment No.1 to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 10, 2024. The Company’s original employment agreement with Ms. Seefried is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Employment Agreement Amendments

The amendment to Ms. Seefried’s Executive Employment Agreement extends the term of her employment through September 28, 2025, at a reduced annual base salary of $100,000. This base salary may be supplemented through a performance bonus rewarding increases in the Company’s future core revenue from the 2023 fourth quarter. Core revenue includes income derived from the Company’s deposit, activity and onboarding services, investments, and credit services.

In addition, effective August 1, 2024, the amendment deletes and replaces Section 4(b) of Ms. Seefried’s original executive employment such that all paid time off (“PTO”) that Ms. Seefried accrued through August 1, 2024, but had not taken, shall be paid to Ms. Seefried. As a result, no PTO shall accrue or be paid out at the time of termination of employment with the Company for any reason.

The foregoing description of the amended executive employment agreement between Ms. Seefried and the Company is only a summary and is qualified in its entirety by reference to the full text of such amendments, which are filed as Exhibit 10.2, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On September 4, 2024, the Company issued a press release announcing the executive employment agreement amendments for Ms. Seefried and Tyler Beuerlein, the Company’s Chief Strategic Business Development Officer, and Daniel Roda, the Company’s Chief Credit Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The amendments to the executive employment agreements of Mr. Beuerlein and Mr. Roda were previously disclosed in the Company’s Current Report on Form 8-K filed with SEC on August, 27, 2024.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement effective September 28, 2022, between the Company and Sundie Seefried
10.2	Amendment to Employment Agreement dated August 1, 2024, between the Company and Sundie Seefried
99.1	Press Release dated September 4, 2024
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: September 17, 2024	By:	/s/ Sundie Seefried
Chief Executive Officer